UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2005

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-228-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

ITEM 4.02 (b):

On February 8, 2005, Bancinsurance Corporation (the "Company") issued a press release, which is attached as Exhibit 99.1 to this Form 8-K, announcing that its independent registered public accounting firm, Ernst & Young LLP ("E&Y"), has withdrawn its audit reports for the years 2001-2003 for the Company.

In a meeting held on February 4, 2005, with management, the Company was advised by E&Y that disclosure should be made and action should be taken to prevent future reliance on previously issued audit reports and completed interim reviews related to the Company’s previously issued financial statements identified as follows:

• the consolidated balance sheets of the Company as of December 31, 2003 and 2002 and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003 (included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003); and

• the completed interim reviews of the Company’s 2004, 2003, and 2002 filings on Form 10-Q.

E&Y indicated that those audit reports and completed interim reviews should no longer be relied upon because of developments related to the Company’s bail bond program.

The bail bond program was reinsured in part by Ohio Indemnity, the Company’s wholly-owned subsidiary, commencing in 2001. The bail bond program was discontinued in the second quarter of 2004. In the Company’s Form 10-Q filing with the Securities and Exchange Commission for the period ended June 30, 2004, management disclosed that loss reserves, net of anticipated recoveries, had been established for this program, and bail bond claims had been received that were not reserved for since those losses related to program years for which the claims submitted were in dispute. It was also disclosed that legal counsel was retained in the second quarter of 2004 to review the Company’s rights under the various contracts. These disclosures were updated in the Company’s Form 10-Q for the period ended September 30, 2004 and arbitration proceedings are continuing as of this date.

E&Y stated its conclusion that the Company has a material weakness in its system of internal controls related to the bail bond reinsurance program claim reserves, and that the Company does not have the internal controls related to the bail bond reinsurance program necessary for the Company to develop reliable financial statements. E&Y also indicated that it was withdrawing their reports because it believes that at the time the Company filed its 2003 Form 10-K in March 2004, management was aware that there had been significant adverse claims development in the bail bond program. E&Y believes this information was not provided to them on a timely basis in connection with their audit of the 2003 financial statements. As a result, E&Y does not believe it can rely on the representations of management at this time.

On February 7, 2005, E&Y discussed these matters with the Chairman of the Company’s Audit Committee. The Company’s Audit Committee will be conducting a thorough review of each of the concerns cited by E&Y and is expected to recommend whatever action may be necessary to resolve these issues.

ITEM 4.02 (c):

A letter dated February 9, 2005 from E&Y to the U. S. Securities and Exchange Commission, in which E&Y states that it is in agreement with the statements made by the Company in this Report, is attached as Exhibit 99.2 and is incorporated by reference in this Item 4.02 (c).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

February 9, 2005	By:	/s/ John S. Sokol

Name: John S. Sokol
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated February 8, 2005.
99.2	Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated as of February 9, 2005, stating its agreement with the statements made in this report.